Exhibit 8.1

List of Subsidiaries and Consolidated Entities of

Alibaba Group Holding Limited as of March 31, 2024*

Taobao Holding Limited (Cayman Islands)

Taobao China Holding Limited (Hong Kong)

Taobao (China) Software Co., Ltd. (PRC)

Zhejiang Tmall Technology Co., Ltd. (PRC)

Alibaba.com Limited (Cayman Islands)

Alibaba.com Investment Holding Limited (BVI)

Alibaba (Beijing) Software Services Co., Ltd. (PRC)

Zhejiang Haochao Network Technology Co., Ltd. (PRC)

Hangzhou Alibaba Venture Capital Management Co., Ltd. (PRC)

Zhangjiakou Tmall Youpin E-Commerce Co., Ltd. (PRC)

Alibaba Information Port (Jiangsu) Co., Ltd. (PRC)

Alibaba ZT Investment Limited (Hong Kong)

Zhejiang Fliggy Network Technology Co., Ltd. (PRC)

A-RT Retail Holdings Limited (Hong Kong)

Banma Network Technology Co., Ltd. (PRC)

ALIBABA GROUP SERVICES LIMITED (Hong Kong)

Alibaba (China) Co., Ltd. (PRC)

Alibaba (Shenzhen) Technology Co., Ltd. (PRC)

Alibaba Information Port (Wulanchabu) Co., Ltd. (PRC)

Alibaba South China Technology Co., Ltd. (PRC)

Alibaba Group Properties Limited (Cayman Islands)

Ali CN Investment Holding Limited (BVI)

Ali KB Investment Holding Limited (Cayman Islands)

Alibaba Investment Limited (BVI)

Ali UC Investment Holding Limited (Cayman Islands)

Ali WB Investment Holding Limited (Cayman Islands)

AutoNavi Holdings Limited (Cayman Islands)

Ali YK Investment Holding Limited (Cayman Islands)

Ali CV Investment Holding Limited (Cayman Islands)

Perfect Advance Holding Limited (BVI)

Ali Fortune Investment Holding Limited (BVI)

Intime Retail (Group) Company Limited (Cayman Islands)

DingTalk Holding (Cayman) Limited (Cayman Islands)

Alibaba WLCC Limited (Cayman Islands)

Hangzhou Ali Venture Capital Co., Ltd. (PRC)

Lingxi Interactive Entertainment (Cayman) Holding Limited (Cayman Islands)

Hema Investment Holding Limited (BVI)

Alitrip Holding Limited (Cayman Islands)

ALIBABA.COM HONG KONG LIMITED (Hong Kong)

ALIBABA.COM CHINA LIMITED (Hong Kong)

Alibaba (China) Technology Co., Ltd. (PRC)

SHENZHEN ONETOUCH BUSINESS SERVICE LTD. (PRC)

Alibaba (Chengdu) Software & Technology Co., Ltd. (PRC)

LAZADA SOUTH EAST ASIA PTE. LTD. (Singapore)

ALIBABA CLOUD (SINGAPORE) PRIVATE LIMITED (Singapore)

ALIBABA.COM SINGAPORE E-COMMERCE PRIVATE LIMITED (Singapore)

Hangzhou Alimama Software Services Co., Ltd. (PRC)

Alisoft Holding Limited (Cayman Islands)

Alisoft China Holding Limited (Hong Kong)

Alibaba Cloud Computing Ltd. (PRC)

Alibaba Cloud Computing (Zhangbei) Co., Ltd. (PRC)

Hanbao E-commerce Corp. (Cayman Islands)

Hanbao China Holding Limited (Hong Kong)

Hanbao Investment Holding Limited (BVI)

*Other subsidiaries and consolidated entities of Alibaba Group Holding Limited have been omitted because, in the aggregate, they would not be a “significant subsidiary” as defined in rule 1-02(w) of Regulation S-X as of the end of the fiscal year covered by this report.